Exhibit 99.2

Financial Institutions, Inc. Announces Pricing of Common Stock Offering

WARSAW, NY (December 11, 2024) – Financial Institutions, Inc. (Nasdaq: FISI) (the “Company”), parent company of Five Star Bank and Courier Capital, LLC, today announced the pricing of its previously announced underwritten public offering of 4,000,000 shares of its common stock at a public offering price of $25.00 per share. The expected proceeds to the Company, after deducting underwriting discounts and commissions but before deducting operating expenses payable by the Company, are approximately $95.0 million. In addition, the Company has granted the underwriters a 30-day option to purchase up to an additional 600,000 shares of Company common stock at the public offering price, less underwriting discounts, and commissions.

The Company intends to use the net proceeds from this offering for general corporate purposes which may include a balance sheet restructuring through the repositioning of a substantial portion of our available-for-sale debt securities portfolio to support continued growth as well as the repayment of indebtedness.

Keefe, Bruyette & Woods, Inc., A Stifel Company is serving as the sole bookrunner for the offering, and Piper Sandler & Co. is acting as the co-manager.

The Company expects to close the offering, subject to customary conditions, on or about December 13, 2024.

Additional Information Regarding the Offering

The offering of common stock is being made pursuant to a registration statement on Form S-3 (File No. 333-283475) that was declared effective by the Securities and Exchange Commission (the “SEC”) on December 4, 2024. A preliminary prospectus supplement has been filed with the SEC to which this communication relates. A final prospectus supplement and accompanying prospectus will be filed with the SEC. Prospective investors should read the final prospectus supplement and the accompanying prospectus and other documents the Company has filed with the SEC for more complete information about the Company and the offering. Copies of these documents are available at no charge by visiting the SEC’s website at www.sec.gov. When available, copies of the final prospectus supplement and the accompanying prospectus related to the offering may be obtained by contacting: Keefe, Bruyette & Woods, Inc., A Stifel Company by telephone at (800) 966-1559 or by e-mail at USCapitalMarkets@kbw.com.

No Offer or Solicitation

This press release does not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation of an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Financial Institutions, Inc.

Financial Institutions, Inc. (NASDAQ: FISI) is an innovative financial holding company with approximately $6.2 billion in assets offering banking and wealth management products and services. Its Five Star Bank subsidiary provides consumer and commercial banking and lending services to individuals, municipalities and businesses through banking locations spanning Western and Central New York and a commercial loan production office serving the Mid-Atlantic region. Courier Capital, LLC offers customized investment management, financial planning and consulting services to individuals and families, businesses, institutions, non-profits and retirement plans. Learn more at Five-StarBank.com and FISI-Investors.com.

Special Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections, and statements of the Company’s beliefs concerning future events, business plans, objectives, expected operating results, and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and are typically identified with words such as “may”, “could”, “should”, “will”, “would”, “believe”,

“anticipate”, “estimate”, “expect”, “aim”, “intend”, “plan” or words or phases of similar meaning. The Company cautions that the forward-looking statements are based largely on the Company’s expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company’s control) and are subject to risks and uncertainties, which change over time, and other factors, which could cause actual results to differ materially from those currently anticipated. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. If one or more of the factors affecting the Company’s forward-looking information and statements proves incorrect, then the Company’s actual results, performance, or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this press release. Therefore, the Company cautions you not to place undue reliance on the Company’s forward-looking information and statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 under the section entitled “Risk Factors,” and other documents filed by the Company with the SEC from time to time.

The Company disclaims any duty to revise or update the forward-looking statements, whether written or oral, to reflect actual results or changes in the factors affecting the forward-looking statements, except as specifically required by law.

Investor Contact:

Kate Croft

Director of Investor and External Relations

(716) 817-5159

klcroft@five-starbank.com